Exhibit 99.1

GXO Pro Forma Reconciliation August 9, 2021

Historical Pro Forma Reconciliation

(in millions $USD)	Pro forma (a)							Historical (a)						
	1Q20	2Q20	3Q20	4Q20	FY20	1Q21	2Q21	1Q20	2Q20	3Q20	4Q20	FY20	1Q21	2Q21
Net Income (loss) attributable to GXO	$ (11)	$ (60)	$ 23	$ 33	$ (15)	$ 18	$ 16	$ (12)	$ (65)	$ 18	$ 28	$ (31)	$ 14	$ 11
Noncontrolling interest	2	-	5	2	9	3	3	2	-	5	2	9	3	3
Net Income (loss)	**$ (9)**	**$ (60)**	**$ 28**	**$ 35**	**$ (6)**	**$ 21**	**$ 19**	**$ (10)**	**$ (65)**	**$ 23**	**$ 30**	**$ (22)**	**$ 17**	**$ 14**
Interest expense	9	7	8	8	32	7	8	7	5	6	6	24	5	6
Income tax provision	8	(25)	19	13	15	11	2	6	(24)	20	14	16	9	1
Depreciation and amortization expense (b)	77	87	84	77	325	79	95	76	87	83	77	323	79	95
Transaction and integration cost	17	25	(2)	7	47	18	35	17	25	(2)	7	47	18	35
Restructuring costs	-	25	-	4	29	4	(1)	-	25	-	4	29	4	(1)
Adjusted EBITDA (a)	**$ 102**	**$ 59**	**$ 137**	**$ 144**	**442**	**$ 140**	**$ 158**	**$ 96**	**$ 53**	**$ 130**	**$ 138**	**417**	**$ 132**	**$ 150**
Allocated corporate expense (c)	19	25	26	9	79	16	13							
Public company standalone cost (d)	(16)	(20)	(21)	(7)	(64)	(13)	(10)							
Adjusted pro forma EBITDA	**$ 105**	**$ 64**	**$ 142**	**$ 146**	**$ 457**	**$ 143**	**$ 161**							

(a) refer to GXO's Form 10 and Form 10-Q for further information on our historical and pro forma financial information

(b) includes allocated depreciation expense from XPO Corporate

(c) excludes impact of allocated interest, taxes, depreciation, amortization expense, transaction and integration costs, and restructuring costs

(d) estimated costs of operating GXO as a public standalone company and represents the midpoint of our estimated corporate costs

GXO

Non - GAAP Financial Measures As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non - GAAP financial measures contained in this supplemental information to the most directly comparable measure under GAAP, which are set forth in the financial tables above. GXO Logistics, Inc.’s (“GXO”) non - GAAP financial measures for the year ended December 31, 2020 and the quarterly periods as pres ented in the financial tables above include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) and adjusted pro forma EBITDA. We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exc lud e items that may not be reflective of, or are unrelated to, GXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying busi nes ses. Other companies may calculate these non - GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non - GAAP fi nancial measures should only be used as supplemental measures of our operating performance. Adjusted EBITDA includes adjustments for depreciation and amortization, transaction and integration costs, as well as restruc tur ing costs and other adjustments as set forth in the financial tables above. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, di ves titure or spin - off and may include transaction costs, consulting fees, retention awards, and internal salaries and wages (to the extent the individuals are assigned full - time to integration and transformation activities) and certain costs related to integrating and separating IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. Adjusted pro forma EBITDA includes adjustments for allocated corporate expenses and public company standalone costs. Allocate d c orporate expenses are those expenses that were allocated to the Combined financial statements on a carve - out basis in accordance with U.S. GAAP. Public company standalone costs are estimated costs of operating GXO as a public standalone company following its spin - off from XPO Logistics, Inc. effective as of August 2, 2021 and represents the midpoint of our estimated corporate costs . Management uses these non - GAAP financial measures in making financial, operating and planning decisions and evaluating GXO’s ongoing performance.